EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Century Next Financial Corporation (the “Company”) of our report dated March 21, 2011, relating to the consolidated financial statements of the Company and subsidiary, which is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Heard, McElroy & Vestal, LLC

Shreveport, Louisiana
September 16, 2011